                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
      PURSUANT TO SECTION 305(b)(2) ________

                      ____________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association
                                                               36-0899825
                                                            (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of principal executive offices)                      (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)
                    ________________________________________

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

              (Exact name of obligor as specified in its charter)

                Delaware                                 760040040
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation of organization)                identification number)

        1330 Post Oak Boulevard                            77056
            Houston, Texas                               (Zip Code)
        (Address of Principal
          Executive Offices)

                                Debt Securities
                        (Title of Indenture Securities)





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ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

              (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY
                  TO WHICH IT IS SUBJECT.

                      Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

              (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.    A copy of the existing by-laws of the trustee.*

                 5.    Not Applicable.

                 6. The consent of the trustee required by Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.    Not Applicable

                 9.    Not Applicable

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of November, 1995.

                                        The First National Bank of Chicago,
                                        Trustee



                                        By   /s/ STEVEN M. WAGNER
                                             __________________________________
                                             Steven M. Wagner
                                             Vice President and Senior Counsel
                                             Corporate Trust Services Division





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                                   EXHIBIT 6


                   THE CONSENT OF THE TRUSTEE REQUIRED BY
                          SECTION 321(B) OF THE ACT



                                         November 1, 1995




Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of one or more indentures between Union Texas Petroleum Holdings, Inc., as Issuer, and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                        Very truly yours,


                                        The First National Bank of Chicago,
                                        Trustee



                                        By: /s/ STEVEN M. WAGNER
                                            ___________________________________
                                            Steven M. Wagner
                                            Vice President and Senior Counsel
                                            Corporate Trust Services Division





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                                   EXHIBIT 7

         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.





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                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 06/30/95
                          ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460          Page RC-1
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                          C400
                                                                  Dollar Amounts in                 ------------------
                                                                      Thousands             RCFD       BIL MIL THOU       <-
                                                               ------------------------   -------   ------------------  -----
 ASSETS
 1.   Cash and balances due from depository institutions
      (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and
      coin(1)  . . . . . . . . . . . . . . . . . . . . . .                                0081            3,184,875       1.a.
      b. Interest-bearing balances(2)  . . . . . . . . . .                                0071            8,932,069       1.b.
 2.   Securities
      a. Held-to-maturity securities(from Schedule RC-B,
      column A)  . . . . . . . . . . . . . . . . . . . . .                                1754              249,502       2.a.
      b. Available-for-sale securities (from Schedule RC-B,
      column D)  . . . . . . . . . . . . . . . . . . . . .                                1773              536,856       2.b.
 3.   Federal funds sold and securities purchased under
      agreements to resell in domestic offices of the bank
      and its Edge and Agreement subsidiaries, and in IBFs:
      a. Federal Funds sold  . . . . . . . . . . . . . . .                                0276            2,897,736       3.a.
      b. Securities purchased under agreements to resell .                                0277            1,417,129       3.b.
 4.   Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from
      Schedule RC-C) . . . . . . . . . . . . . . . . . . .       RCFD 2122 16,567,408                                     4.a.
      b. LESS: Allowance for loan and lease losses . . . .                                                                4.b.
      c. LESS: Allocated transfer risk reserve . . . . . .       RCFD 3123    358,877                                     4.c.
      d. Loans and leases, net of unearned income,
      allowance, and reserve (item 4.a minus 4.b
      and 4.c) . . . . . . . . . . . . . . . . . . . . . .       RCFD 3128      0         2125           16,208,531       4.d.
 5.   Assets held in trading accounts  . . . . . . . . . .                                3545           13,486,931       5.
 6.   Premises and fixed assets (including capitalized
      leases)  . . . . . . . . . . . . . . . . . . . . . .                                2145              516,279       6.
 7.   Other real estate owned (from Schedule RC-M) . . . .                                2150               11,216       7.
 8.   Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)  . . . . .                                2130               12,946       8.
 9.   Customers' liability to this bank on acceptances
      outstanding  . . . . . . . . . . . . . . . . . . . .                                2155              501,943       9.
 10.  Intangible assets (from Schedule RC-M) . . . . . . .                                2143              111,683      10.

 11.  Other assets (from Schedule RC-F)  . . . . . . . . .                                2160            1,258,270      11.
 12.  Total assets (sum of items 1 through 11) . . . . . .                                2170           49,325,966      12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago  Call Date:
                          06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460          Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                Dollar Amounts in
                                                                    Thousands                         BIL MIL THOU
                                                             -----------------------                 ----------------
 LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of columns A
        and C from Schedule RC-E, part 1)  . . . . . . .                              RCON 2200        14,889,235      13.a.
        (1) Noninterest-bearing(1) . . . . . . . . . . .     RCON 6631  5,895,584                                      13.a.(1)
        (2) Interest-bearing . . . . . . . . . . . . . .     RCON 6636  8,993,651                                      13.a.(2)
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,
        part II) . . . . . . . . . . . . . . . . . . . .                              RCFN 2200        13,289,760      13.b.
        (1) Noninterest bearing  . . . . . . . . . . . .     RCFN 6631    315,549                                      13.b.(1)
        (2) Interest-bearing . . . . . . . . . . . . . .     RCFN 6636 12,974,211                                      13.b.(2)
 14. Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased  . . . . . . . . . . . .                              RCFD 0278         2,942,186      14.a.
     b. Securities sold under agreements to repurchase .                              RCFD 0279         1,160,512      14.b.
 15. a. Demand notes issued to the U.S. Treasury . . . .                                                  112,768      15.a.
     b. Trading Liabilities  . . . . . . . . . . . . . .                              RCON 2840         7.872,221      15.b.
                                                                                      RCFD 3548
 16. Other borrowed money:
     a. With original maturity of one year or less . . .                              RCFD 2332         2,402,829      16.a.
     b. With original  maturity of more than one year  .                              RCFD 2333           643,987      16.b.
 17. Mortgage indebtedness and obligations under
     capitalized leases  . . . . . . . . . . . . . . . .                              RCFD 2910           278,108      17.
 18. Bank's liability on acceptance executed and
     outstanding . . . . . . . . . . . . . . . . . . . .                              RCFD 2920           501,943      18.
 19. Subordinated notes and debentures . . . . . . . . .                              RCFD 3200         1,225,000      19.
 20. Other liabilities (from Schedule RC-G)  . . . . . .                              RCFD 2930           981,938      20.
 21. Total liabilities (sum of items 13 through 20)  . .                              RCFD 2948        46,300,487      21.
 22. Limited-Life preferred stock and related surplus  .                              RCFD 3282                 0      22.
 EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus . . .                              RCFD 3838                 0      23.
 24. Common stock  . . . . . . . . . . . . . . . . . . .                              RCFD 3230           200,858      24.
 25. Surplus (exclude all surplus related to
     preferred stock)  . . . . . . . . . . . . . . . . .                              RCFD 3839         2,314,642      25.
 26. a. Undivided profits and capital reserves . . . . .                              RCFD 3632           510,093      26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities. . . . . . . . . .                              RCFD 8434              (880)     26.b.

 27. Cumulative foreign currency translation
     adjustments . . . . . . . . . . . . . . . . . . . .                              RCFD 3284               766      27.
 28. Total equity capital (sum of items 23 through 27) .                              RCFD 3210         3,025,479      28.
 29. Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22 and 28) . .                              RCFD 3300        49,325,966      29.

 Memorandum
 To be reported only with the March Report of Condition.                           * * * * * * * * * * * * * * **
 1.  Indicate in the box at the right the number of the statement below that best  *                            *
     describes the  most comprehensive level of auditing work performed for the    *                    Number  *
     bank by independent external auditors as of any date during 1993  . . . . . . *  RCFD 6724         N/A     *     M.1.
                                                                                   * * * * * * * * * * * * * * **

 1 =    Independent audit of the bank conducted in
        accordance with generally accepted auditing
        standards by a certified public accounting firm
        which submits a report on the bank
 2 =    Independent audit of the bank's parent holding
        company conducted in accordance with generally
        accepted auditing standards by a certified public
        accounting firm which submits a report on the
        consolidated holding company (but not on the bank
        separately)
 3 =    Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 4 =    Directors' examination of the bank performed by
        other external auditors (may be required by state
        chartering authority)
 5 =    Review of the bank's financial statements by
        external auditors
 6 =    Compilation of the bank's financial statements by
        external auditors
 7 =    Other audit procedures (excluding tax preparation
        work)
 8 =    No external audit work

__________________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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